SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2015

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Systemax Inc. (the “Company”) was held on June 8, 2015.  At the annual meeting, the stockholders of the Company voted on three proposals, summarized below.  The vote on each proposal is set forth below.

1.	To elect seven directors for a one-year term ending at the Company’s 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Name of Nominee	FOR	WITHHELD	Broker Non-Votes

Richard Leeds	31,132,412	2,180,530	2,356,912
Bruce Leeds	30,850,912	2,462,030	2,356,912
Robert Leeds	30,850,462	2,462,480	2,356,912
Lawrence Reinhold	30,690,059	2,622,883	2,356,912
Stacy Dick	32,925,578	387,364	2,356,912
Robert Rosenthal	32,751,195	561,747	2,356,912
Marie Adler-Kravecas	32,984,137	328,805	2,356,912

Accordingly, each of the director nominees was re-elected to the Board of Directors.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015:

For	35,153,315
Against	509,338
Abstain	7,201
Broker Non-Vote	-

Accordingly, the appointment of Ernst & Young LLP was ratified.

3.	To amend the term of the Company’s 2010 Long-Term Incentive Plan, in order to extend its term for an additional five years until April 23, 2020:

For	28,984,798
Against	234,243
Abstain	4,093,901
Broker Non-Vote	2,356,912

Accordingly, the term of the Company’s 2010 Long-Term Incentive Plan was amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By: /s/ Eric Lerner Name: Eric Lerner
Title: Senior Vice President

Dated: June 9, 2015